UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2013

ARRIS Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31254	46-1965727
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

(678) 473-2000

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As disclosed below, effective April 16, 2013 (pursuant to a previously announced plan to implement a holding company reorganization), ARRIS Group, Inc., a Delaware corporation (formerly named Arris Enterprises I, Inc., the “Holding Company”), became the successor issuer to ARRIS Enterprises, Inc., a Delaware corporation (formerly named ARRIS Group, Inc., the “Predecessor Company”).

Item 1.01.	Entry into a Material Definitive Agreement.

Holding Company Reorganization

Effective April 16, 2013, the Predecessor Company completed a corporate reorganization (the “Holding Company Reorganization”) to create a new holding company structure. The Holding Company Reorganization was effected by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporations. In accordance with Section 251(g) of the DGCL, ARRIS Enterprises II, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Holding Company (“Merger Sub”), merged with and into the Predecessor Company, with the Predecessor Company surviving the merger as a direct, wholly owned subsidiary of the Holding Company (the “Merger”). The Merger was completed pursuant to the terms of an Agreement and Plan of Merger among the Predecessor Company, the Holding Company and Merger Sub, dated April 15, 2013 (the “Merger Agreement”).

At the effective time of the Merger and in connection with the Holding Company Reorganization, (i) the Predecessor Company changed its name from “ARRIS Group, Inc.” to “ARRIS Enterprises, Inc.” and (ii) all of the outstanding shares of capital stock of the Predecessor Company were converted into the same number of shares of the same class of capital stock of the Holding Company. Immediately following the effective time of the merger and in connection with the Holding Company Reorganization, the Holding Company changed its name from “ARRIS Enterprises I, Inc.” to “ARRIS Group, Inc.” The directors and executive officers of the Holding Company immediately after completion of the Holding Company Reorganization are comprised of the same persons who were directors of and executive officers of, the Predecessor Company immediately prior to the Holding Company Reorganization.

Upon consummation of the Merger, the Holding Company’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), the Holding Company is the successor issuer to the Predecessor Company.

The description of the Holding Company Reorganization and Merger Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01. A copy of the Holding Company’s press release announcing the Holding Company Reorganization is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 3.03 is incorporated into this Item 2.03 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

First Supplemental Indenture

In connection with the Holding Company Reorganization, the Predecessor Company and the Holding Company executed a supplemental indenture dated as of April 16, 2013 (the “First Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.) (the “Trustee”) to the indenture dated as of November 13, 2006 between the Predecessor Company and the Trustee (the “Original Indenture”) related to the Predecessor Company’s 2.00% Convertible Senior Notes due 2026 (the “Notes”), as supplemented by the First Supplemental Indenture (the “Indenture”). Pursuant to the First Supplemental Indenture,

the Predecessor Company remains the obligor of the Notes. The First Supplemental Indenture also provides that the conversion value of the Notes will be calculated by reference to the common stock of the Holding Company, rather than the common stock of the Predecessor Company, and any shares issuable upon conversion of the Notes will be settled in shares of common stock of the Holding Company, rather than shares of the common stock of the Predecessor Company. In addition, the Holding Company assumes the disclosure obligations required by the Original Indenture for the Notes. The Notes are represented by a replacement global note.

Under the First Supplement Indenture, the Holding Company agreed to guarantee the obligations of the Predecessor Company under the Indenture pursuant to a guaranty dated as of April 16, 2013 by the Holding Company, and for certain limited purposes, the Predecessor Company (the “Guaranty”). Under the Guaranty, the Holding Company agrees to pay the principal of and interest on the Notes promptly and in full if the Predecessor Company fails to make such payment. The total amount of that obligation is currently $232.1 million. The Indenture provides for customary events of default which are applicable to the Guaranty. Those customary events of default, which are set forth in Article VI of the Indenture, include nonpayment of principal or interest, breach of covenants in the Indenture, payment defaults of other indebtedness, failure to pay certain judgments and certain events of bankruptcy. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the Notes to be immediately due and payable.

The discussion of the First Supplemental Indenture, the replacement global note and the Guaranty is qualified in its entirety by reference to the full text of each, copies of which are attached hereto as Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, each of which is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Holding Company has adopted all of the active stockholder-approved stock plans of the Predecessor Company, including those in which its named executive officers may participate (the “Plans”). The Plans have been amended to reflect the assumption by the Holding Company of the obligations of the Predecessor Company under the Plans. Outstanding equity-based awards under the Plans were converted to equity-based awards with respect to common stock of the Holding Company.

In connection with the Holding Company Reorganization, each of the named executive officers executed a waiver (each a “Waiver”) waiving any potential change of control benefits that might otherwise be available as a result of the Holding Company Reorganization. A copy of the form of Waiver is attached hereto as Exhibit 10.4 and is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the date hereof, the Holding Company adopted a certificate of incorporation (the “Certificate”) and bylaws (the “Bylaws”) that are identical to the certificate of incorporation and bylaws of the Predecessor Company immediately prior to the Holding Company Reorganization, except for certain amendments that are permissible under Section 251(g)(4) of the DGCL. Subsequent to the Holding Company Reorganization and as contemplated in the Merger Agreement, the Holding Company filed an amendment to its Certificate to change its name to “ARRIS Group, Inc.” The Holding Company has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are the same as that of the Predecessor Company’s capital stock immediately prior to the Holding Company Reorganization.

The Certificate, as amended, and the Bylaws of the Holding Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

The common stock of the Holding Company commenced trading on the NASDAQ Global Select Market on April 16, 2013 under the symbol “ARRS” under which the common stock of the Predecessor Company was previously listed and traded. As a result of the Holding Company Reorganization, the common stock of the Predecessor Company is no longer publicly traded.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger dated April 15, 2013, among ARRIS Group, Inc., Arris Enterprises I, Inc. and Arris Enterprises II, Inc.

3.1	Amended and Restated Certificate of Incorporation of ARRIS Group, Inc. (restated solely for purposes of Item 601(b)(3) of Regulation S-K to reflect amendments effective after the adoption of the Amended and Restated Certificate of Incorporation)

3.2	Bylaws of ARRIS Group, Inc.

4.1	Form of Common Stock Certificate of ARRIS Group, Inc.

4.2	First Supplemental Indenture dated April 16, 2013, by and among ARRIS Enterprises, Inc. (formerly ARRIS Group, Inc.), ARRIS Group, Inc. (formerly ARRIS Enterprises I, Inc.) and The Bank of New York Mellon Trust Company, N.A (formerly the Bank of New York Trust Company, N.A.)

4.3	Global Note No. 3 dated April 16, 2013

4.4	Guaranty dated April 16, 2013, by ARRIS Group, Inc. (formerly ARRIS Enterprises I, Inc.) and, for certain limited purposes, ARRIS Enterprises, Inc. (formerly ARRIS Group, Inc.)

10.1	Assumption Agreement for Plans

10.2	Second Amendment to the ARRIS Group Inc. Employee Savings Plan

10.3	Form of Restricted Stock Grant Award Agreement under the 2011 Stock Incentive Plan

10.4	Form of Waiver executed by all Named Executive Officers

99.1	Press Release dated April 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.

By:	/s/ David B. Potts
David B. Potts Executive Vice President and CFO

Date: April 16, 2013